Exhibit 99.1

November 6, 2019 at 04:15 PM EST

Air Industries Group Announces Return to Profitability for the September 2019 Quarter, Increases Guidance for 2019 Sales and EBITDA.

Air Industries will host an Investor Conference Call to Discuss the Results for the Three and Nine Months Ended September 30, 2019 on Thursday, November 7, at 4:15 pm

Bay Shore, NY -- (Business Wire) –November 6, 2019– Air Industries Group (NYSE AMEX: AIRI):

Air Industries Group (“Air Industries” or the “Company”), an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors announced today its results for the three and nine months ended September 30, 2019. Air Industries reports positive net income for the three months and continued significant improvement compared to the same periods in 2018.

Highlights from Continuing Operations for the Three Months Ended September 30, 2019.

•	Consolidated net sales for the three months ended September 30, 2019 were $ 14.0 million increasing $ 3.3 million or 30.8% compared to net sales of $10.7 million for the three months in 2018.
•	Consolidated gross profit was $ 3.0 million increasing $ 1.6 million or 114.3% compared to $ 1.4 million for the three months in 2018. Gross profit as a percentage of sales increased to 21.4% for 2019 compared to 13.1% in 2018.
•	Operating expenses were $ 1.8 million decreasing $ 400,000 or 18.2% compared to $ 2.2 million for the three months in 2018.
•	Income from operations was $ 1.2 million increasing nearly $ 2.0 million from an operating loss of $ 800,000 for the three months in 2018.
•	Interest and financing costs were $ 835,000 compared to $ 830,000 for the three months in 2018.
•	Income from continuing operations was $ 400,000, increasing nearly $ 2.0 million from a loss of $ 1.6 million in 2018.

Highlights from Continuing Operations for the Nine Months Ended September 30, 2019.

•	Consolidated net sales from continuing operations for the nine months ended September 30, 2019 were $41.2 million increasing $ 7.6 million or 22.6% compared to net sales of $ 33.6 million for the nine months in 2018.
•	Consolidated gross profit was $ 7.4 million increasing $ 2.5 million or 51.0% compared to $ 4.9 million for the nine months in 2018. Gross profit as a percentage of sales increased to 18.0% in 2019 compared to 14.6% for 2018.
•	Operating expenses were $ 5.8 million decreasing $ 1.0 million or 14.7% compared to $ 6.8 million for the nine months in 2018.
•	Income from operations was $ 1.3 million increasing $ 3.3 million compared to an operating loss of $ 2.0 for the nine months in 2018.
•	Interest and financing costs were $ 2.8 million compared to $ 2.5 million for the nine months ended in 2018. Cash interest paid for the nine months in 2019 was $1.3 million, compared to $ 1.1 million for the nine months in 2018.
•	Adjusted EBITDA for the nine months ended September 30, 2019 was $ 4.6 million. Adjusted EBITDA is a non-GAAP financial measure, which is reconciled to the most directly comparable GAAP financial measure and more fully defined in the table at the end of this press release.

The financial highlights from continuing operations exclude the results of the divesture of Welding Metallurgy Inc. (“WMI”) which occurred in December 2018 and the closure of Eur-Pac and its subsidiary ECC (“Eur-Pac”) which occurred in March 2019. Consolidated GAAP net income for the three months was $ 187,000 and for the nine months the net loss was $ 1,471,000.

Increased Fiscal 2019 Financial Guidance

The Company believes that market conditions for the Company’s products remain healthy. In light of strong demand from its customers which is anticipated to continue, the Company now expects fiscal 2019 sales from continuing operations to exceed $53.0 to $ 55.0 million which is above its previously issued sales guidance of sales in excess of $50.0 million. In addition, as a result of better year-to-date operating performance and continued expected improvements, the Company now expects Adjusted EBITDA for fiscal 2019 to approximate $5.0 million to $5.5 million as compared to its prior guidance of $4.0 million to $4.5 million.

CEO Commentary

Mr. Lou Melluzzo, CEO of Air Industries said, “I am pleased to report that Air Industries had positive net income for the third quarter of 2019. Our results in the third quarter reflect the increased focus on and the continuing improvement of our operations. We expect the improvement seen in the third quarter to continue in the fourth quarter and into next year.

The results of the third quarter and the nine months of 2019 enables us to again raise our financial guidance for both sales and adjusted Ebitda for the balance of 2019.”

Reconciliation of Adjusted EBITDA

Calculation of Adjusted Ebitda from Continuing Operations

For the Nine Months Ended September 30, 2019
Net Loss	$(1,332,000)
Add-backs to EBITDA
Interest Expense & Bank Charges	3,074,000
Depreciation & Amortization	2,085,000
Income Taxes	22,000
EBITDA	3,849,000
Add-backs to Adjusted EBITDA
Stock Compensation	446,000
Lease Impairment	275,000
Adjusted EBITDA	$4,570,000

Additional information about the Company can be found in its filings with the SEC.

Investor Conference Call

Management will host a conference call on Thursday November 7, 2019 at 4:15PM EST.

Conference Toll-Free Number 1-888-207-0293

Passcode – 115 211

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors.

Forward Looking Statements

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Adjusted EBITDA

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore is not intended to be an alternative to financial measures prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because such items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices, which are not currently ascertainable.

Contact Information

Air Industries Group

631-328-7078

ir@airindustriesgroup.com